Exhibit 2

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of March 19, 2017, is entered into by and among Daré Bioscience, Inc., a Delaware corporation (“Private Company”), and each Person set forth on Schedule A hereto (each, a “Stockholder”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Public Company Common Stock, Public Company Warrants and Public Company Stock Options, in each case set forth opposite such Stockholder’s name on Schedule A (all such shares, Public Company Warrants and Public Company Stock Options set forth on Schedule A next to such Stockholder’s name, together with any shares of Public Company Common Stock that are hereafter issued to or otherwise directly or indirectly acquired by such Stockholder prior to the termination of this Agreement, including for the avoidance of doubt any shares of Public Company Common Stock acquired by such Stockholder upon the exercise of Public Company Warrants or Public Company Stock Options after the date hereof, being referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Private Company, the equityholders of Private Company and Cerulean Pharma Inc., a Delaware corporation (“Public Company”), are entering into a Stock Purchase Agreement, dated as of the date hereof (as it may be amended pursuant to the terms thereof, the “Purchase Agreement”), which provides, among other things, for Public Company to purchase all of the outstanding shares of Private Company Common Stock in consideration of the issuance of Public Company Common Stock to the holders of Private Company Common Stock, upon the terms and subject to the conditions set forth in the Purchase Agreement; and

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, and as an inducement and in consideration for Private Company to enter into the Purchase Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to such Stockholder’s Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Private Company and the Stockholders, intending to be legally bound, hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE; NO TRANSFER; NO INCONSISTENT ARRANGEMENTS

1.1.    Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon, be present (in person or by proxy) and vote (or cause to be voted) such Stockholder’s Subject Shares in favor of the Public Company Voting Proposal, against any Acquisition Proposal and against any other action, agreement or transaction involving the Company that would reasonably be expected to impede, delay or prevent the consummation of the Transaction. Each Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in Section 1.1 that are at any time or from time to time presented for consideration to Public Company’s stockholders

1.2.    Grant of Proxy. Each Stockholder hereby appoints the Chief Executive Officer of the Private Company as such Stockholder’s attorney-in-fact and proxy with full power of substitution, to vote or execute written consents with respect to such Stockholder’s Subject Shares, solely on the matters and in the manner specified in Section 1.1. This proxy shall be valid during the term of this Agreement.

1.3.    Proxy Irrevocable. THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THE ABOVE SECTION 1.2 ARE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney on the matters specified in Section 1.1 with respect to such Stockholder’s Subject Shares that such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect to such Stockholder’s Subject Shares that is inconsistent with this Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Stockholder and any obligation of any Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of such Stockholder.

1.4.    No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Purchase Agreement, from and after the date hereof and until this Agreement is terminated, such Stockholder shall not, directly or indirectly, (a) create or permit to exist any Lien, other than any Lien created by this Agreement or any restriction on transfer under any applicable securities law, on any of such Stockholder’s Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (collectively, “Transfer”) any of such Stockholder’s Subject Shares, (c) grant any proxy or power-of-attorney with respect to any of such Stockholder’s Subject Shares, (d) deposit any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, or (f) take any other action that would interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect. Notwithstanding the foregoing, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family, (ii) to a charitable organization, (iii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, or (iv) by will or under the laws of intestacy upon the death of such Stockholder; provided, that a transfer referred to in clause (i) through (iv) of this sentence shall be permitted only if the transferee agrees in writing to accept such Subject Shares subject to the terms of this Agreement and to be bound by the terms of this Agreement and to agree and acknowledge that such transferee shall constitute a Stockholder for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding the foregoing, such Stockholder may make Transfers of its Subject Shares as Private Company may agree in writing in its sole discretion.

1.5    Further Assurances. Subject to the terms and conditions set forth in this Agreement, from time to time upon the Private Company’s or the Public Company’s request, each Stockholder will execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained in Section 1.2.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder represents and warrants, on such Stockholder’s own account with respect to the Subject Shares, to Private Company as to such Stockholder on a several basis, that:

2.1.    Organization; Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized, validly existing in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby by such Stockholder are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

2.2.    Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby by such Stockholder will (a) if such Stockholder is not an individual, conflict with, or result in a breach or violation of, any provision of the certificate of incorporation or bylaws or other organization document of such Stockholder, (b) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien on such Stockholder’s Subject Shares under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound or (c) require any consent, approval, license, permit order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other securities laws and the rules and regulations promulgated thereunder, and except as would not, in the case of each of clauses (b) and (c), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to timely perform its obligations under this Agreement.

2.3.    Ownership of Subject Shares;. Such Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and valid title to all such Subject Shares free and clear of any Liens, except for any Liens that may be imposed pursuant to this Agreement and any restrictions on transfer under applicable securities laws.

2.4.    Voting Power. Such Stockholder has full voting power (to the extent such Subject Shares have voting power), and sole dispositive power, with respect to all such Stockholder’s Subject Shares.

2.5.    Reliance. Such Stockholder understands and acknowledges that Private Company is entering into the Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PRIVATE COMPANY

Private Company represents and warrants to the Stockholders that:

3.1.    Organization. Private Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

3.2.    Authority; Binding Agreement. The execution, delivery of this Agreement by Private Company and the consummation of the transactions contemplated hereby by Private Company are within its entity powers and have been duly authorized by all necessary entity actions on the part of it. This Agreement has been duly executed and delivered by Private Company and constitutes the valid and binding obligation of Private Company, enforceable against Private Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.3.    Non-Contravention. Neither the execution and delivery of this Agreement by Private Company nor the consummation of the transactions contemplated hereby by Private Company will (a) conflict with, or result in a breach or violation of, any provision of the certificate of incorporation or bylaws or other organization document of Private Company, (b) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien on Private Company’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which Private Company is a party or by which any of the properties or assets of Private Company may be bound, (c) require any consent, approval, license, permit order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other securities laws and the rules and regulations promulgated thereunder, and except as would not, in the case of each of clauses (b) and (c), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Private Company’s ability to timely perform its obligations under this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1.    Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the Closing, (c) the entry without the prior written consent of such Stockholder into any amendment or modification to the Purchase Agreement or any waiver of any of Public Company’s rights under the Purchase Agreement, in each case, that results in an increase in the Exchange Ratio (as defined in the Purchase Agreement on the date hereof), which, for clarification, shall not include any adjustment to the Exchange Ratio that may result from the mechanics set forth in the Purchase Agreement as such agreement exists on the date hereof, or (d) the mutual written consent of Private Company and such Stockholder. In the event of termination of this Agreement, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto or their respective Representatives, stockholders or Affiliates; provided that, (i) any such termination shall not relieve any party hereto from liability for any material breach of any covenant or agreement set forth in this Agreement that is a consequence of any act, or failure to act, undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, would result in such breach and (ii) the provisions of this Article IV (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

4.2.    Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.3.    Extension; Waiver. The parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

4.4.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient; provided that the notice or other communication is sent to the address, facsimile number or email address set forth (i) if to Private Company, to the address, facsimile number or e-mail address set forth in Section 10.2 of the Purchase Agreement and (ii) if to a Stockholder, to such Stockholder’s address, facsimile number or e-mail address set forth on a signature page hereto, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to each other party hereto.

4.5.    Entire Agreement. This Agreement (including Schedule A) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement.

4.6.    Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

4.7.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

4.8.    Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

4.9.    Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

4.10.    Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” are not limiting; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “introductory paragraph”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or introductory paragraph of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

4.11.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

4.12.    Remedies.

(a)    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.

(b)    Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by any Stockholder, on the one hand, or Private Company, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, each Stockholder, on the one hand, and Private Company, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. No party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Private Company, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Private Company under this Agreement. Time shall be of the essence for purposes of this Agreement.

4.13.    Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.4 Nothing in this Section 4.13, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

4.14.    Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

4.15.    No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Purchase Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

4.16.    Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

DARÉ BIOSCIENCE, INC.

By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson, CEO

[Signature Page to Support Agreement]

STOCKHOLDERS

POLARIS VENTURE PARTNERS IV, L.P

By:	Polaris Venture Management Co. IV, L.L.C., its General Partner

	By:	/s/ Max Eisenberg
Max Eisenberg
Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C., its General Partner

	By:	/s/ Max Eisenberg
Max Eisenberg
Attorney-in-fact

POLARIS VENTURE PARTNERS V, L.P

By:	Polaris Venture Management Co. V, L.L.C., its General Partner

	By:	/s/ Max Eisenberg
Max Eisenberg
Attorney-in-fact

[Signature Page to Support Agreement]

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C., its General Partner

	By:	/s/ Max Eisenberg
Max Eisenberg
Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C., its General Partner

	By:	/s/ Max Eisenberg
Max Eisenberg
Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P

By:	Polaris Venture Management Co. V, L.L.C., its General Partner

	By:	/s/ Max Eisenberg
Max Eisenberg
Attorney-in-fact

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ Stuart A. Arbuckle
Name:	Stuart A. Arbuckle

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ Alan Crane
Name:	Alan Crane

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ Paul A. Friedman
Name:	Paul A. Friedman

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ Christopher D. T. Guiffre
Name:	Christopher D. T. Guiffre

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ Susan L. Kelley
Name:

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ William T. McKee
Name:	William T. McKee

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ David Ross Parkinson
Name:

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ William Rastetter
Name:	William Rastetter

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

STOCKHOLDER

/s/ David R. Walt
Name:	David R. Walt

Stockholder Address for Notices:

E-mail:

Facsimile:

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	Number of Shares of Company Common Stock	Company Stock Options	Company Warrants
Stuart A. Arbuckle	13,104	42,000
Alan L. Crane	4,857,206	64,232	30,430
Paul A. Friedman	8,546	153,000
Christopher D.T. Guiffre	12,489	861,977
Susan L. Kelley		53,000
William T. McKee	3,418	53,000
David R. Parkinson	28,488	53,000
Polaris Venture Partners Entrepreneurs Fund V, L.P.	61,353		471
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.	26,351		98
Polaris Venture Partners Founders’ Fund V, L.P.	21,562		165
Polaris Venture Partners IV, L.P.	1,405,750		5,242
Polaris Venture Partners Special Founders’ Fund V, L.P.	31,478		241
Polaris Venture Partners V, L.P.	3,148,044		24,213
William H. Rastetter	103,039	53,000	379
David R. Walt	193,700	42,000

[Schedule A to Support Agreement]